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As filed with the Securities and Exchange Commission on May 24, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

IMMUNICON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	38-3686388
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3401 Masons Mill Road
Suite 100
Huntingdon Valley, Pennsylvania 19006
(215) 830-0777
(Address, including zip code, of Principal Executive Offices)

IMMUNICON CORPORATION
AMENDED AND RESTATED EQUITY COMPENSATION PLAN
and
IMMUNICON CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Edward L. Erickson
President and Chief Executive Officer
3401 Masons Mill Road, Suite 100
Huntingdon Valley, Pennsylvania 19006
(215) 830-0777
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Stephen A. Jannetta, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (4)

Amended and Restated Equity Compensation Plan Common Stock, par value $.001 per share	2,720,013 (2)	$2.75	$7,480,036	$948

Amended and Restated Equity Compensation Plan Common Stock, par value $.001 per share	1,046,654	$8.75 (3)	$9,158,223	$1,160

2004 Employee Stock Purchase Plan Common Stock, par value $.001 per share	200,000	$8.75 (3)	$1,750,000	$222

Total:	3,966,667		$18,388,258	$2,330

(1)
This Registration Statement covers shares of Common Stock of Immunicon Corporation that may be offered or sold pursuant to the Immunicon Corporation Amended and Restated Equity Compensation Plan and the Immunicon Corporation 2004 Employee Stock Purchase Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued by reason of any stock split, stock dividend, recapitalization or any other similar transaction in accordance with Rule 416. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which such options are exercisable.

(3)
The price of $8.75 per share, which is the average of the high and low prices of the Common Stock on May 18, 2004, is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

(4)
Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $.0001267.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by Immunicon Corporation (the "Registrant") with the Commission are incorporated by reference into this Registration Statement:

  (1)
  The Registrant's prospectus dated April 16, 2004 filed pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1 originally filed on December 8, 2003, as amended (File No. 333-110996), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

  (2)
  The description of the Registrant's Common Stock, par value $.001 per share, contained in the Registrant's registration statement on Form 8-A filed with the Commission on April 9, 2004 (File No. 000-50677) to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

  (3)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

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Item 6. Indemnification of Directors and Officers.

        The Registrant's certificate of incorporation permits indemnification to the fullest extent permitted by Delaware law. The Registrant's bylaws require the Registrant to indemnify any person who was or is an authorized representative of the Registrant, and who was or is a party or is threatened to be made by a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to any criminal third party proceedings) had no reasonable cause to believe such conduct was unlawful.

        The Registrant shall also indemnify any person who was or is an authorized representative of the Registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Registrant's bylaws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Registrant had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the stockholders.

        Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

  Exhibit Description

  4.1
  Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated herein by reference to Exhibit 10.45 to amendment number two to the Registrant's registration statement on Form S-1/A filed on March 9, 2004 (File No. 333-110996).

  4.2
  Immunicon Corporation 2004 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.46 to amendment number five to the Registrant's registration statement on Form S-1/A filed on April 9, 2004 (File No. 333-110996).

  5.1
  Opinion of Morgan, Lewis & Bockius LLP.

  23.1
  Independent Auditors' Consent.

  23.2
  Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

  24
  Power of Attorney (included as part of the signature page).

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Huntingdon Valley, Commonwealth of Pennsylvania, on May 24, 2003.

IMMUNICON CORPORATION
By:	/s/ EDWARD L. ERICKSON Edward L. Erickson Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward L. Erickson and James G. Murphy, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ EDWARD L. ERICKSON Edward L. Erickson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 24, 2004
/s/ JAMES G. MURPHY James G. Murphy	Senior Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2004
/s/ JONATHAN COOL Jonathan Cool	Director	May 24, 2004
/s/ J. WILLIAM FREYTAG, PH.D. J. William Freytag, Ph.D.	Director	May 24, 2004
/s/ BRIAN J. GEIGER Brian J. Geiger	Director	May 24, 2004
/s/ ANN HANHAM, PH.D. Ann Hanham, Ph.D.	Director	May 24, 2004
/s/ ZOLA P. HOROVITZ Zola P. Horovitz	Director	May 24, 2004

/s/ ALLEN J. LAUER Allen J. Lauer	Director	May 24, 2004
/s/ MARC OSTRO, PH.D. Marc Ostro, Ph.D.	Director	May 24, 2004
/s/ SETH A. RUDNICK, M.D. Seth A. Rudnick, M.D.	Director	May 24, 2004
/s/ ELIZABETH E. TALLETT Elizabeth E. Tallett	Director	May 24, 2004

IMMUNICON CORPORATION
INDEX TO EXHIBITS

Exhibit Number	Document
4.1	Immunicon Corporation Amended and Restated Equity Compensation Plan, incorporated herein by reference to Exhibit 10.45 to amendment number two to the Registrant's registration statement on Form S-1/A, filed on March 9, 2004, (File No. 333- 110996).
4.2
Immunicon Corporation 2004 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.46 to amendment number five to the Registrant's registration statement on Form S-1/A, filed on April 9, 2004, (File No. 333-110996).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Independent Auditors' Consent.
23.2	Consent of Morgan, Lewis & Bockius LLP (included with Exhibit 5.1).
24	Power of Attorney (included as part of the signature page).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
IMMUNICON CORPORATION INDEX TO EXHIBITS